Exhibit 99.1

JUPITERMEDIA REVISES FINANCIAL GUIDANCE DUE TO ACQUISITION OF COMSTOCK IMAGES

(New York, NY - April 2, 2004) Jupitermedia Corporation (Nasdaq: JUPM), today announced its revised financial guidance due to the acquisition of Comstock Images.

Business Outlook

Jupitermedia's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices of ArtToday, Inc., DevX and Comstock Images and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia's expectations as of April 1, 2004. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia's reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

                          Q1 2004    Q2 2004    Q3 2004    Q4 2004   Total 2004
                          -------    -------    -------    -------   ----------
(in millions, except per share amounts)

Revenues                 $13.5-14   $16.6-17   $17.6-18   $18.3-19   $66.0-70.0

Cost of revenues,        $11.5-12   $13.4-14   $13.4-14   $13.2-14   $51.5-55.5
advertising,
promotion & selling,
and general &
administrative
expenses

Depreciation and         $0.6       $1.2       $1.2       $1.2       $   4.2
amortization

Interest income, net     -          -          -          -          -

Equity losses            -          -          -          -          -

Net income               $1.4       $2.0       $3.0       $3.9       $10.3

Diluted share count      29.0       31.0       33.0       33.0       31.5

Earnings per diluted     $0.05      $0.07      $0.09      $0.12      $0.33
share

About Jupitermedia

Jupitermedia Corporation (Nasdaq: JUPM), (www.jupitermedia.com) headquartered in Darien, CT, is a leading global provider of original information, images, research and events for information technology, business and creative professionals. JupiterWeb, the online division of Jupitermedia, operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and ClickZ.com for interactive marketers. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 275 million page views monthly. Jupitermedia also includes: JupiterImages, one of the leading paid subscription-based images companies in the world with over
3.5 million images online serving creative professionals with products like Comstock Images, Photos.com and ClipArt.com; JupiterResearch, a leading international research advisory organization specializing in business and technology market research in 18 business areas and 14 vertical markets; and JupiterEvents, which produces offline conferences and trade shows focused on IT and business-specific topics, including Wi-Fi Planet, Search Engine Strategies and Internet Planet.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's dependence on a limited number of advertisers; and Jupitermedia's ability to protect its intellectual property. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

Contact:
Steven Wright-Mark
Schwartz Public Relations
212-677-8700, ext. 29
steven@schwartzpr.com

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www.internet.com/corporate/press.html.

All current Jupitermedia Corporation press releases can be found on the World Wide Web at http://www.internet.com/corporate/press.html.